Exhibit 10.1
PORCH GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.Purpose of the Plan.
The purpose of the Plan is to attract, retain and reward Eligible Employees by offering the opportunity to acquire an ownership interest in the Company and to strengthen the mutuality of interest between such Eligible Employees and the Company’s stockholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).
2.Definitions.
(a)“Affiliate” means any entity, other than a Subsidiary, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company. The Committee will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(b)“Applicable Law” means the requirements relating to the administration of equity-based awards under state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. jurisdiction where rights are, or will be, granted under the Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Cashless Participation Agreement” means a cashless participation agreement in such form as may be adopted or amended by the Committee and Cashless Participation Provider from time to time.
(e)“Cashless Participation Amount” means a loan provided by the Cashless Participation Provider to the Participant, pursuant to the Cashless Participation Agreement.
(f)"Cashless Participation Program” means the program described in Section 9.
(g)“Cashless Participation Program Documents” means the Cashless Participation Agreement, the Irrevocable Contract and such other documents required for participation in the Cashless Participation Program.
(h)“Cashless Participation Provider” means the party identified in the Cashless Participation Agreement.
(i)“Change of Control” for purposes of this Plan shall be deemed to have occurred if:
(i) any transaction or series of transactions in which any Person becomes the direct or indirect Beneficial Owner, by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than fifty percent (50%) of the total voting power of the Company’s then outstanding securities entitled to vote in the election of directors of the Company (“Company Voting Securities”) (including any transaction in which the Company becomes a wholly owned or majority owned subsidiary of another corporation); provided, however, that the following acquisitions shall not be deemed to be a Change of Control: (A) acquisitions by the Company or any Subsidiary; (B) acquisitions by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (C) acquisitions by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) any acquisition pursuant to a transaction described in subparagraph (ii) of this definition;
(ii) any merger, consolidation or reorganization of the Company other than a merger, consolidation or reorganization (A) immediately following which those individuals who, immediately prior to the consummation of such merger, consolidation or reorganization, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, (B) which results in the Company Voting Securities outstanding immediately prior to such merger, consolidation or reorganization continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, greater than fifty percent (50%) of the combined voting power of the securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger or consolidation and (C) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing fifty percent (50%) or more of the then outstanding Company Voting Securities;
(iii) any transaction or series of transactions in which all or substantially all of the Company’s assets are sold or
(iv) during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any Person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such Person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board shall be deemed to be an Incumbent Director.
Notwithstanding anything herein to the contrary, with respect to any nonqualified deferred compensation that becomes payable on account of a Change of Control, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a “change in control event”, as defined in Treasury Regulation Section 1.409A-3(i)(5), if required in order for the payment to comply Code Section 409A.

Solely for purposes of this definition, the following terms shall have the meanings specified: (X) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; (Y) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are reflected on a Schedule 13G and (Z) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its Affiliates, (1) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (2) an underwriter temporarily holding securities pursuant to an offering of such securities or (3) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
(j)“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(k)“Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 4(e).
(l)“Common Stock” means the common stock, par value $0.0001 per share, of the Company, as the same may be converted, changed, reclassified or exchanged
(m)“Company” means Porch Group, Inc., a Delaware corporation, or any successor thereto.
(n)“Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions or other payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.
(o)“Designated Company” means any Parent, Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate any Parent, Subsidiary or Affiliate as a Designated Company in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and any Parent or Subsidiary may be Designated Companies; provided, however, that at any given time, a Parent or Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.
(p)“Effective Date” means the date the Plan is approved by the Board and stockholders as provided in Section 20 hereof.
(q)“Eligible Employee” means an employee of the Company or a Designated Company eligible to participate in the Plan as provided in Section 5(a). For purposes of the Plan, the existence of an employment relationship will be determined in accordance with U.S. Treasury Regulation Section 1.421-1(h) for the Section 423 Offering and Code Section 409A for the Non-423 Offering. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.
(r)“Eligible Pay” means an Eligible Employee’s regular base salary or base hourly wages that are actually paid to the Eligible Employee for services provided to the Company or a

Designated Company. Eligible Pay shall not include forms of compensation that are not part of an employee’s regular rate of pay, such as overtime pay, additional compensation in the form of premium pay, differential pay or allowance pay in excess of base wage (e.g., danger pay, hazard pay or hardship pay), commissions, bonuses, other incentive compensation (whether cash- or Share-based), the cost of employee benefits paid for by the Company, a Designated Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, contributions made by the Company, a Designated Company or an Affiliate under any employee benefit plan and similar items of compensation, as determined by the Committee. Notwithstanding the foregoing, the Committee may modify the definition of “Eligible Pay” with respect to one or more Offerings as the Committee determines appropriate, provided such modification is on a uniform and nondiscriminatory basis for Section 423 Offerings. Further, for Section 423 Offerings, the Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.
(s)“Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Committee.
(t)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(u)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on one or more established U.S. national or regional securities exchanges, its Fair Market Value shall be the closing sale price for such Common Stock (or if no closing sale price is reported, the closing price on the last preceding date on which such prices of the Common Stock are so reported) on such date as reported in composite transactions for the principal exchange on which the Common Stock is listed (as determined by the Committee); (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange but is traded over the counter at the time determination of its Fair Market Value is required to be made, its Fair Market Value shall be equal to the average between the high and low sales prices of the Common Stock on the most recent date on which the Common Stock was traded, as reported by Pink OTC Markets Inc. or a similar organization (as selected by the Committee); or (iii) if the Common Stock is not so traded, the Fair Market Value thereof shall be determined by the Committee in good faith.
(v)“Irrevocable Contract” means an irrevocable enforceable contract in such form as may be adopted or amended by the Committee and Cashless Participation Provider from time to time.
(w)“Matching Percentage” has the meaning set forth in Section 11 hereof.
(x)“Matching Shares” has the meaning set forth in Section 11 hereof.
(y)“Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Committee, each Offering in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423 Offering need not satisfy such requirements.
(z)“Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 19.
(aa)“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(bb)    “Participant” means an Eligible Employee who elects to participate in the Plan.
(cc)    “Plan” means this Porch Group, Inc. Employee Stock Purchase Plan, as may be amended from time to time.
(dd)    “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).
(ee)    “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.
(ff)    “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, however, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date. Notwithstanding the foregoing, if the Company offers Matching Shares in a Non-423 Offering, the Purchase Price shall equal one-hundred percent (100%) of the Fair Market Value of the Shares on the Purchase Date.
(gg)    “Shares” means the shares of Common Stock.
(hh)    “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ii)    “Tax-Related Items” means any income tax, employment tax, social insurance, payroll tax, national insurance contributions and other contributions, payment on account obligations or other tax-related items arising in relation to the Participant’s participation in the Plan.
(jj)    “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.
3.Number of Reserved Shares.

Subject to adjustment pursuant to Section 18 hereof, 2,300,000 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury Shares or Shares purchased or required in the open market or otherwise. If any right granted under the Plan shall for any reason terminate without having been exercised, Shares not purchased under such right shall again become available under the Plan. If, on a given Purchase Date, the number of Shares with respect to which options under the Plan are to be exercised exceeds the number of Shares then available under the Plan, the Committee shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. For avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases or matching of Shares under Non-423 Offerings. Following the allocation of the remaining Shares, the Plan shall terminate automatically as contemplated in Section 19.
4.Administration of the Plan.
(a)Committee as Administrator. The Plan will be administered by the Committee. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.
(b)Powers of the Committee. The Committee will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates (or Parent, if applicable) will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, including when and how rights to purchase Shares of the Company shall be granted and the provisions of each Offering of such rights (which need not be identical), (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 18 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such any rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States, as further set forth in Section 4(c) below. For the avoidance of doubt, the Committee shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(c)Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate local laws, customs and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements, customs or procedures regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change of Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.
(d) Binding Authority. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan and any enrollment form or other instrument or agreement relating to the Plan will be made in the Committee’s sole discretion and will be final, binding and conclusive for all purposes and upon all interested persons.
(e)Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 4(e). For the avoidance of doubt, the Committee may not delegate its power and authority with regard to matters under the Plan concerning persons subject to Section 16 of the Exchange Act.
5.Eligible Employees.
(a)General. Any individual who is an Eligible Employee as of the last day of an open Enrollment Period for a particular Offering Period will be eligible to participate in such Offering under the Plan, subject to the requirements of Sections 5 and 7 (including the timely completion and submission of any enrollment materials before the end of the Enrollment Period). Notwithstanding the foregoing, the Committee may exclude an otherwise Eligible Employee from a particular Offering; provided, that, for Section 423 Offerings, such exclusions comply with Section 423 of the Code.
(b)Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an

Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(c)Code Section 423 Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares:
(i) if, immediately after the grant, such Eligible Employee would own capital stock of the Company and/or hold outstanding options to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary. For these purposes, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Eligible Employee; or
(ii) under a Section 423 Offering that permits such Eligible Employee rights to purchase capital stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Parent and Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the Fair Market Value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding.
(d)Other Limitations on Eligibility. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.
6.Offering Periods.
The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of a one (1) approximately six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Subject to stockholder approval as provided in Section 20 hereof prior to the commencement of the first Offering Period, the first Offering Period will start and end on dates determined by the Committee. Unless otherwise provided by the Committee, subsequent Offering Periods will begin immediately following the last day (or the first Trading Day thereafter) of the prior Offering Period and end on the date that is six (6) months thereafter (or the first

Trading Day prior to such date). The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Committee establishes additional or overlapping Offering Periods, the Committee will have discretion to structure an Offering Period so that if the Fair Market Value of a Share on the first Trading Day of the Offering Period in which a Participant is currently enrolled is higher than the Fair Market Value of a Share on the first Trading Day of any subsequent Offering Period, the Company will automatically enroll such Participant in the subsequent Offering Period and will terminate his or her participation in such original Offering Period.
7.Election to Participate and Payroll Deductions.
An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Committee during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period (unless an alternative maximum amount not to exceed fifteen percent (15%) is determined by the Compensation Committee) to which the deduction applies and, if the Participant elects to participate in the Cashless Participation Program, agreeing to the terms of the Cashless Participation Program Documents. Payroll deductions shall commence as soon as practicable following the commencement of the Purchase Period and end on the last payroll date on or before the Purchase Date. Payroll deductions shall be made in accordance with the Eligible Employee’s election; however, due to rounding or other administrative reasons, the actual percentage contributed may be less than the elected percentage. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or submitting the appropriate form to the Committee, provided that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such other maximum amount not to exceed fifteen percent (15%) as may be determined by the Committee. During a Purchase Period, a Participant may not change his or her rate of Contributions, except that the Participant may withdraw from an Offering Period and the Plan in accordance with Section 16 hereof. Once an Eligible Employee elects to participate in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level as was in effect in the prior Offering Period unless the Participant elects to increase or decrease the rate of Contributions or withdraws from the Plan as described above in this Section 7 or in Section 16 hereof, as applicable. A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this Section 7 is not required to file any additional documentation in order to continue participation in the Plan. The Committee has the authority to change the foregoing rules set forth in this Section 7 regarding participation in the Plan.
8.Contributions.
The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Committee or required by Applicable Law. All Contributions and proceeds from Cashless Participation Amounts received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.
9.Cashless Participation Program.
An Eligible Employee may become a participant in the Cashless Participation Program by completing and submitting to the Company, its appointed plan administrator or Cashless Participation Provider, the Cashless Participation Program Documents, which shall contain terms and conditions of the Eligible Employee’s participation in the Cashless Participation Program, including, without limitation, the level of participation, sale price, loan terms, interest and repayment provisions. The aggregate outstanding principal amount of any loan to a Participant under the Cashless Participation Program will be equal to the difference between the Participant’s selected payroll Contribution rate pursuant to Section 7 and the maximum allowable under the Plan for such Offering Period pursuant to Section 5. Participation in the Cashless Participation Program is available to all Eligible Employees other than employees subject to the disclosure requirements of Section 16(a) of the Exchange Act, unless prohibited by Applicable Law. A Participant must contribute a minimum of one percent (1%) of Eligible Pay (or such higher amount as the Committee may specify) to be able to participate in the Cashless Participation Program.
10.Limitation on Number of Shares That an Employee May Purchase.
Subject to the limitations set forth in Section 5(c), each Participant will have the right to purchase as many whole Shares as may be purchased with the Contributions credited to his or her account (and the proceeds of any Cashless Participation Amount, if the Participant has agreed to participate in the Cashless Participation Program) as of the last day of the Offering Period (or such other date as the Committee may determine) at the Purchase Price applicable to such Offering Period; provided, however, that a Participant may not purchase in excess of 5,000 Shares under the Plan per Purchase Period or such other maximum number of Shares as may be established for a Purchase Period by the Committee (in each case subject to adjustment pursuant to Section 18 hereof). Any amount remaining in a Participant’s account that was not applied to the purchase of Shares on a Purchase Date because it was not sufficient to purchase a whole Share will be carried forward for the purchase of Shares on the next following Purchase Date, unless otherwise provided by the Committee in the offering document. However, any amounts not applied to the purchase of Shares during an Offering Period for any reason other than as described in the foregoing sentence shall be promptly refunded following such Purchase Date and will not be carried forward to any subsequent Offering Period.
11.Company Match.
For purposes of the Non-423 Offering only, the Committee may determine that on an Purchase Date, subject to the Participant being an Eligible Employee on such Purchase Date, the Company shall grant to each Participant a number of Shares equal to a percentage (the “Matching Percentage”) of the number of Shares purchased by the Participant on such Purchase Date (the “Matching Shares”). The Matching Percentage for each Purchase Period shall be such percentage as the Committee may specify in an Offering at least thirty (30) days prior to the first Trading Day of the first Offering Period governed by such Offering, which shall not exceed 25%. Unless the Committee determines otherwise in an Offering, the number of Matching Shares shall be rounded down to the nearest whole Share. The Matching Shares shall be deemed issued in consideration for the Participant’s services to the Company and its Affiliates during the Purchase Period. Notwithstanding anything to the contrary in the Plan, (i) no purchase right shall be granted to any Participant that provides an opportunity for such Participant to receive Matching

Shares when the Purchase Price is less than 100% of the Fair Market Value of a Share on the applicable Purchase Date and (ii) no Participant shall be eligible to receive Matching Shares and also purchase Shares pursuant to an Offering at a Purchase Price that is less than 100% of the Fair Market Value of a Share on the applicable Purchase Date.

12.Withholding.
At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages, other compensation or, to the extent permitted by Applicable Law, from any payment of any kind otherwise due to Participant, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase (and after the delivery to Cashless Participation Provider of any Shares required for repayment by the Participant of any Cashless Participation Amount) having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company; provided, however, that the amount of Tax-Related Items to be satisfied by withholding Shares shall be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Committee, and in any event in accordance with Company policies). The Company shall not be required to issue Shares under the Plan until all Participant obligations related to Tax-Related Items are satisfied.
13.Brokerage Accounts or Plan Share Accounts.
By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Committee which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares (excluding Shares required to be delivered to Cashless Participation Provider for repayment by the Participant of any Cashless Participation Amount) be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.
14.Rights as a Stockholder.
A Participant will have no rights as a stockholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Committee or, as applicable, the Company, its transfer agent, stock plan Committee or such other outside entity which is not a brokerage firm.
15.Rights Not Transferable.
Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant. No purchase right or interest in a purchase right shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of Applicable Law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the purchase right or interest therein shall have no effect. For the avoidance of doubt, participation in the Cashless Participation Program, including without limitation, the delivery to the Cashless Participation Provider of any Shares required for the repayment by the Participant of any Cashless Participation Amount, will not be deemed to violate this Section 15.
16.Withdrawals.
A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Committee. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Committee. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Committee, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 16 will be refunded, without interest, as soon as practicable.
17.Termination of Employment.
(a)General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Committee.
(b)Leave of Absence. Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Committee or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave.
(c)Transfer of Employment. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.
18.Adjustment Provisions.

(a)Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the Shares resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number of Shares and class of Common Stock that may be delivered under the Plan (including the numerical limits of Sections 3 and 10), the Purchase Price per Share and the number of Shares covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section 18. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.
(b)Change of Control. In the event of a Change of Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase shares of stock substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that (i) the successor corporation in a Change of Control refuses to assume or substitute for the purchase right, (ii) the successor corporation is not a publicly traded corporation or (iii) any Participant is participating in the Cashless Participation Program, the Offering Period then in progress will be shortened by the Committee which shall set a new Purchase Date that is on or prior to the closing of the Change of Control (the “New Purchase Date”) and the Offering Period will end on the New Purchase Date; provided that in the event that neither item (i) nor item (ii) of this Section 18(b) occurs, the Committee may declare the New Purchase Date applicable only with respect to Participants participating in the Cashless Participation Program, to enable such Participants to satisfy their obligations under their respective Cashless Participation Program Documents, to the extent such declaration would not cause the disqualification of any Section 423 Offering. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 16 hereof.
19.Amendments and Termination of the Plan.
The Board or the Committee may amend the Plan at any time; provided that if stockholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s stockholders within such time period as may be required; and provided further that any Cashless Participation Program Document may only be amended in accordance with its terms. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a Change of Control, sale, merger, spin-off, split up, or other similar corporate transaction or event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. The Plan shall automatically terminate on the Purchase Date that Participants become entitled to purchase, or receive Matching Shares in, a number of Shares greater than the number available for purchase or matching under Section 3. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section 19.

20.Stockholder Approval; Effective Date; Term of Plan.
The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective on the Effective Date. The Plan shall continue in effect until the earliest to occur of (a) the ten (10) year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued in accordance with Sections 3 and 19; (c) the Board terminates the Plan in accordance with Section 19 or (d) the failure to obtain stockholder approval pursuant to this Section 20. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section 20.
21.Conditions Upon Issuance of Shares.
Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 21, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates (or any Parent, if applicable).
22.Code Section 409A; Tax Qualification.
(a)Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.
(b)Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 22(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
23.No Participation or Employment Rights; no Compensation for Benefit Plans.
No person shall have any right to participate in this Plan. Participation in the Plan will not be construed as giving any Participant the right to be retained as an employee of the Company, a Subsidiary, an Affiliate or Parent, as applicable. Furthermore, the Company, a Subsidiary, an Affiliate or Parent, as applicable, may dismiss any Participant from employment at any time, free from any liability or any claim under the Plan. No discount, Matching Shares or other interest offered under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or a Designated Company for the benefit of an Eligible Employee unless the Company shall determine otherwise.
24.Governing Law.
Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of U.S. federal law, this Plan will be governed by and construed in accordance with the internal laws of Delaware without giving effect to the conflict of laws principles thereof.
25.Miscellaneous.
(a)Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or entity, or would disqualify the Plan under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or entity, and the remainder of the Plan shall remain in full force and effect.

(b)Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan.

(c)Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(d)Expenses. Unless otherwise set forth in the Plan or determined by the Committee, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates (or any Parent, if applicable).

(e)Notice of Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of Shares acquired pursuant to a Section 423 Offering under the Plan after the Purchase Date. The Company may direct that any certificates evidencing Shares acquired pursuant to the Plan refer to such requirement.

(f)Company Policies. Any Shares purchased or acquired pursuant to the Plan are subject to any Company policies, including any clawback, insider trading, recoupment or stock ownership policies, that are in effect from time to time. Any portion of Shares purchased pursuant to the Plan is subject to forfeiture, recovery by the Company or other action pursuant to any policies which the Company may adopt from time to time pursuant to laws or regulations, including without limitation, any such policy which the Company may be required to adopt under Applicable Law.

(g)Fractional Shares. No fractional Shares shall be issued upon the exercise of a purchase right (including with respect to Matching Shares), unless the Committee specifically provides otherwise for a particular Offering, in which case, references to whole Shares under the Plan shall be superseded by the rules then-established by the Committee.

(h)Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(i)Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee. Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such electronic form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.